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                          TRANSITION SUPPORT AGREEMENT

     TRANSITION SUPPORT AGREEMENT, dated as of April 28, 1999, between THE GENERAL CHEMICAL GROUP INC., a Delaware corporation ("GCG") and GENTEK INC., a Delaware corporation ("GenTek").

                                    RECITALS

     A. Pursuant to the Separation Agreement, dated as of April 15, 1999, among GCG, GenTek and the other parties named therein (as the same may be amended, supplemented or restated from time to time, the "Separation Agreement"), GCG is separating its existing businesses by having (a) its performance products and manufacturing businesses owned by GenTek, and its industrial chemicals business owned by GCG, and (b) afterwards, distributing, as a dividend to the holders of stock of GCG, all of the stock of GenTek. Following such separation and distribution, each of GenTek and GCG will be publicly-owned companies.

     B. In connection with the foregoing and to facilitate the orderly transition of establishing GenTek and GCG as independent and self-sufficient companies, GenTek and GCG desire to provide each other with certain administrative services, all upon the terms and conditions set forth herein.

     C. Capitalized terms used in this Transition Support Agreement (as it may be amended, supplemented or restated from time to time, this "Agreement") without definition shall have the meanings given to them in the Separation Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1.
                             PROVISION OF SERVICES

     Section 1.1 Transition Services. (a) During the period commencing on the Spinoff Date and ending on the first anniversary of the Spinoff Date (the "Service Period"), subject to earlier termination or reduction as provided in this Agreement, GenTek shall provide and furnish to the GCG Group, and GCG shall be entitled to obtain from GenTek, the following services and functions (collectively, the "Transition Services"): tax and legal services, and services related to environmental, health and safety matters; treasury, cash management and finance services; purchasing services; human resources services, including employee relations and employee benefits administration and payroll services; billing and collection of accounts services; insurance purchasing and claims administration; and sales administration and customer services.








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     (b) On and after the Spinoff Date, all cash held by the GenTek Group on behalf or for the account of the GCG Group in connection with the treasury and cash management services provided pursuant to Section 1.1(a) shall be maintained in a separate account or accounts held by the GenTek Group on behalf of the GCG Group and, with due regard for GCG Group's cash needs, invested in interest-bearing obligations. The GenTek Group shall, at all times for Tax and other relevant matters, identify the applicable member of the GCG Group as the beneficial owner of such account or accounts.

     Section 1.2 MIS Services. From the Spinoff Date until December 31, 2001, subject to earlier termination or reduction as provided in this Agreement, GenTek shall provide and furnish to the GCG Group, and GCG shall be entitled to obtain from GenTek, the services and functions relating to management information systems of the GCG Group or required for the conduct of the Industrial Chemicals Business (collectively, the "MIS Services", and together with Transition Services, the "GenTek Services"), including (i) the services and functions for the remediation and mitigation of the risk that the management information systems used in the Industrial Chemicals Business or by the GCG Group will not function effectively after December 31, 1999, and (ii) the human resources and finance services and functions related to, or provided through, management information systems. In connection with the provision of the MIS Services, the GenTek Group shall make available to the GCG Group the personnel of the GenTek Group engaged for the management information systems of the GenTek Group (including the consultants and advisors of the GenTek Group engaged in connection therewith).

     Section 1.3 GCG Services. During the Service Period, subject to earlier termination or reduction as provided in this Agreement, GCG shall provide and furnish to the GenTek Group (i) the services and functions historically provided to the Industrial Chemicals Business by the individuals listed on Schedule III prior to the Spinoff (the "Basic GCG Services") and (ii) such other services and functions as GCG and GenTek may agree upon from time to time (the "Additional GCG Services", and together with "Basic GCG Services", the "GCG Services").

     Section 1.4 Scope of GenTek Services. (a) The parties acknowledge and agree that the GenTek Services provided under this Agreement (i) will be performed by those personnel of, and consultants and advisors to, the GenTek Group who perform equivalent services and functions for the GenTek Group in the normal course of their employment or engagement and (ii) are intended to permit the GCG Group to operate the Industrial Chemicals Business in the ordinary course following the Spinoff and to facilitate the orderly transition of establishing the GenTek Group and the GCG Group as independent and self-sufficient companies in a reasonable and timely manner following the Spinoff. Accordingly, the scope and extent of the GenTek Services provided to the GCG Group


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shall be similar to the scope and extent of the GenTek Services provided to the
Industrial Chemicals Business prior to the Spinoff.

     (b) In the event the GenTek Group outsources the provision or furnishing of any particular GenTek Service for itself, or otherwise engages any third party to provide or furnish any particular GenTek Service for itself, the GenTek Group may arrange for such third party to provide or furnish such GenTek Service to the GCG Group as and to the extent such third party provides or furnishes such GenTek Service to the GCG Group; provided that such outsourcing or engagement shall not discontinue or otherwise limit the obligations of the GenTek Group to provide such GenTek Service hereunder.

     Section 1.5 Discontinuance of GenTek Services. Upon not less than 60 days' notice, the GCG Group may direct the GenTek Group to discontinue, or reduce the extent of, any particular GenTek Service provided or furnished by such GenTek Group pursuant to this Agreement.

                                   ARTICLE 2.
                              PAYMENT FOR SERVICES

     Section 2.1 Fees for Transition Services and MIS Services. (a) In consideration for the Transition Services provided pursuant to this Agreement during the Service Period, GCG shall pay, or cause other members of the GCG Group to pay, to GenTek (or any member of the GenTek Group designated by GenTek) the amounts set forth in Schedule I.

     (b) In consideration for the MIS Services provided pursuant to this Agreement, GCG shall pay, or cause other members of the GCG Group to pay, to GenTek (or any member of the GenTek Group designated by GenTek) the amounts set forth in Schedule II during the period when the MIS Services are provided.

     (c) In addition to the foregoing fees, GCG shall pay or reimburse, or cause other members of the GCG Group to pay or reimburse, GenTek (or any member of the GenTek Group designated by GenTek) for the reasonable out-of-pocket expenses incurred by members of the GenTek Group in connection with the provision of the GenTek Services, including travel expenses and fees paid to consultants or advisors retained by the GenTek Group for the Industrial Chemicals Business, but excluding salaries of, and other compensation to, the employees of the GenTek Group and the overhead and general, selling and administrative expenses of the GenTek Group.

     (d) Promptly after each month, the GenTek Group shall deliver to GCG (or any member of the GCG Group designated by GCG) an invoice for the amounts owed by the GCG under this Agreement for such month. The GCG Group shall pay each such invoice


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within 30 days following receipt thereof by wire transfer to such account at such bank as the GenTek Group may designate in its invoice. Any invoice remaining unpaid 30 days after receipt thereof shall bear interest from such date until paid at an annual rate of interest equal to 10%.

     Section 2.2 Fees for GCG Services. (a) In consideration for the Basic GCG Services provided pursuant to this Agreement during the Service Period, GenTek shall pay, or cause other members of the GenTek Group to pay, to GCG (or any member of the GCG Group designated by GCG) the amounts contemplated by Schedule
III. The fees for the Additional GCG Services shall be agreed upon by the parties from time to time prior to any such services being furnished by GCG to GenTek.

     (b) In addition to the foregoing fees, GenTek shall pay or reimburse, or cause other members of the GenTek Group to pay or reimburse, GCG (or any member of the GCG Group designated by GenTek) for the reasonable out-of-pocket expenses incurred by members of the GCG Group in connection with the provision of the GCG Services, including travel expenses and fees paid to consultants or advisors retained by the GCG Group for the GenTek Business, but excluding salaries of, and other compensation to, the employees of the GCG Group and the overhead and general, selling and administrative expenses of the GCG Group.

     (c) Promptly after each month, the GCG Group shall deliver to GenTek (or any member of the GenTek Group designated by it) an invoice for the amounts owed by the GenTek Group under this Agreement for such month. The GenTek Group shall pay each such invoice within 30 days following receipt thereof by wire transfer to such account at such bank as the GCG Group may designate in its invoice. Any invoice remaining unpaid 30 days after receipt thereof shall bear interest from such date until paid at an annual rate of interest equal to 10%.

                                   ARTICLE 3.
                                 MISCELLANEOUS

     Section 3.1 Termination of Agreement. This Agreement may be terminated (i) at any time by the mutual written agreement of the parties hereto, or (ii) by either party (x) for a material breach by the other party which has been unremedied for thirty days after written notice has been given to such breaching party, (y) upon the insolvency of the other party, or (z) upon a Change in Control of the other party.


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     For purposes of this Section 3.1, "Change in Control" means the date on which Paul M. Montrone and his "Permitted Transferees" (as such term is defined in the certificate of incorporation of GCG, as in effect as of the Spinoff Date, assuming for this purpose that any reference to "Class B Stock" in such definition is a reference to all the capital stock of GCG) no longer possess 50% or more of the combined voting power of the capital stock of GCG or any GCG entity that, directly or indirectly, holds 50% or more of the voting power of the capital stock of GCG.

     Section 3.2 Independent Contractor Status. Members of the GenTek Group shall render and perform the GenTek Services as independent contractors in accordance with the GenTek Group's own standards, subject to GenTek Group's compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations.

     Section 3.3 Disclaimer, Limited Liability. (a) Each of the parties understands and agrees that neither party hereto is making any representation or warranty, express, implied or otherwise, to the other party or any members of the other party's Group with respect to any of the services to be performed by it pursuant to this Agreement or the quality or results of such services.

     (b) Neither party hereto shall be liable to the other party or any members of the other party's Group for any Losses related to the GenTek Services provided by it other than by reason of such party's willful misconduct, fraud or gross negligence.

     (c) Neither party hereto shall be liable to the other party, any members of the other party's Group or any third party for the consequences of any failure to perform or delay in performing any of its obligations under this Agreement if such failure or delay is caused by events or circumstances beyond its control or by strikes or labor disputes; provided that such party shall provide reasonably prompt notice to the other party of such other party of such inability and the reasons therefor.

     Section 3.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in, or in connection with, this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:


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     If to GenTek, to:


           90 East Halsey Road
           Parsippany, NJ 07054
           Telecopy: 973-515-3244
           Attention: General Counsel

           with a copy to:

           Liberty Lane
           Hampton, New Hampshire 03842
           Telecopy: 603-929-2703
           Attention: Corporate Secretary

     If to GCG, to:

           90 East Halsey Road
           Parsippany, NJ 07054
           Telecopy: 973-515-3244
           Attention: General Counsel

           with a copy to:

           Liberty Lane
           Hampton, New Hampshire 03842
           Telecopy: 603-929-2703
           Attention: Corporate Secretary


     Section 3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

     Section 3.6 Choice of Forum. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City, and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any action, suit, or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit, or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not


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be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.4 in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     Section 3.7 Amendments, Waivers, etc. (a) Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.

     (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 3.8 Assignment. (a) This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect; provided that any party hereto may assign all or any portion of its rights under this Agreement to (i) any other member of its Group, (ii) any lender to such party or any member of its Group as security for obligations to such lender in respect of the financing arrangements entered into by members of such party's Group in connection with the Spinoff, and any refinancings, extensions, refundings or renewals thereof, and (iii) to any purchaser or transferee of all or substantially all of the assets of such party that executes, and delivers to the other parties hereto, a written assumption of the obligations of such party under this Agreement; provided, further, that no assignment hereunder shall affect the Liabilities of any such assignor under this Agreement.

     (b) This Agreement shall be binding upon the respective successors and assigns of the parties hereto.

     Section 3.9 Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.


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     Section 3.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     Section 3.11 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement,

     Section 3.12 Integration. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersede any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof.

     Section 3.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          THE GENERAL CHEMICAL GROUP INC.

                                          By /s/ William C. Keightley
                                             -------------------------------
                                          Name:  William C. Keightley
                                          Title: Chief Finance Officer

                                          GENTEK INC.

                                          By /s/ Todd M. DuChene
                                             -------------------------------
                                          Name: Todd M. DuChene
                                          Title: Vice President